Exhibit 99.4

MARKETING MATERIALS

prepared for:

CARROLL COMMUNITY BANK

FULL CONVERSION

Dear Carroll Community Bank Customer:

I am pleased to tell you about an investment opportunity and just as importantly, to request your vote. Pursuant to a Plan of Conversion (the “Plan”), Carroll Bancorp, Inc. is conducting an initial public offering of its common stock. After the offering is completed, Carroll Bancorp, Inc. will become the parent company for Carroll Community Bank. As a result of the conversion and offering, Carroll Community Bank will convert from the mutual (meaning no stockholders) to the stock form of organization. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure describing the conversion, the offering and the Plan.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval, the Plan is also subject to approval by the Bank’s depositors and borrowers. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Carroll Community Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card. Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

•	The proceeds resulting from the sale of stock will allow us to grow and to expand our services;

•

There will be no change to account numbers, interest rates or other terms of your accounts at Carroll Community Bank. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits;

•	You will continue to enjoy the same services offered by our courteous and professional staff;

•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As a Carroll Community Bank customer, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering, before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2011. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. This endeavor is reflective of the Bank’s commitment to maintaining our strong foundation, and is taking us one step closer to becoming the premier community bank in Carroll County. Our entire staff and Board of Directors thank you for your continued support as a Carroll Community Bank customer.

Sincerely,

Russell J. Grimes, Jr.

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)         -            ,

From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Carroll Bancorp, Inc., a newly-formed corporation that will serve as the parent company of Carroll Community Bank, is offering shares of its common stock for sale at a price of $10.00 per share, in connection with the mutual-to-stock conversion of Carroll Community Bank. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of Carroll Community Bank at the close of business on January 31, 2010 or                     , 2011 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering, before any shares are made available for sale to the general public.

Please read the enclosed materials carefully, before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2011. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions & Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Carroll Bancorp, Inc. stockholder.

Sincerely,

Russell J. Grimes, Jr.

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)         -            ,

From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

F

Dear Friend:

I am pleased to tell you about an investment opportunity. Carroll Bancorp, Inc., a newly-formed corporation that will serve as the parent company of Carroll Community Bank, is offering shares of its common stock for sale at a price of $10.00 per share, in connection with the mutual-to-stock conversion of Carroll Community Bank. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of Carroll Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2011. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions & Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Carroll Bancorp, Inc. stockholder.

Sincerely,

Russell J. Grimes, Jr.

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)         -            ,

From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

C

Dear Carroll Community Bank Customer:

I am pleased to inform you that, pursuant to a Plan of Conversion (the “Plan”), Carroll Bancorp, Inc., a newly-formed corporation that will serve as the parent company of Carroll Community Bank, is conducting its initial public offering of common stock. As a result of the offering, Carroll Community Bank will convert from the mutual (meaning no stockholders) to the stock form of organization.

Although we have received conditional regulatory approval, the Plan is also subject to approval by Carroll Community Bank’s depositors and borrowers. YOUR VOTE IS IMPORTANT TO US — NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may have received more than one proxy card, depending on the ownership structure of your accounts at Carroll Community Bank. To cast your vote, please sign each proxy card and return the card(s) in the Proxy Reply Envelope provided. Our Board of Directors urges you to vote “FOR” the Plan. Please note:

•	The proceeds resulting from the sale of stock will allow us to grow and to expand our services.

•

There will be no change to account numbers, interest rates or other terms of your accounts at Carroll Community Bank. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services offered by our courteous and professional staff.

Although you may vote on the Plan, we regret that Carroll Bancorp, Inc. is unable to offer its common stock to you because the small number of depositors and borrowers in your state makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical. Therefore, we have not enclosed a Stock Order Form.

If you have any questions about voting on the Plan, refer to the enclosed information or call our Stock Information Center at the number shown below.

I thank you for your continued support as a customer of Carroll Community Bank.

Sincerely,

Russell J. Grimes, Jr.

President & Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll free, at 1-(877)         -            ,

From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

B

Dear Sir/Madam:

At the request of Carroll Bancorp, Inc., we are enclosing materials regarding the offering of shares of Carroll Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Stifel, Nicolaus & Company, Incorporated has been retained by Carroll Bancorp, Inc. as selling agent in connection with the stock offering.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

IMPORTANT NOTICE

THIS PACKAGE INCLUDES

PROXY CARD(S)

REQUIRING YOUR VOTE.

IF MORE THAN ONE PROXY

CARD IS ENCLOSED,

PLEASE PROMPTLY VOTE

EACH CARD.

NONE ARE DUPLICATES!

THANK YOU.

PG

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Carroll Bancorp, Inc. Letterhead]

Date

[imprinted with name & address of subscriber]

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Carroll Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern Time. Please refer to the batch and order number listed below when contacting our Stock Information Center.

Stock Registration:	Other Order Information:
Name1	Batch #:
Name2	Order #:
Name3	Number of Shares Requested:
Street1	Offering Category: (subject to verification; see descriptions below)
Street2	Ownership Type:
City, State Zip

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated __________, 2011, in the section entitled “The Conversion and Offering” under the headings, “Subscription Offering and Subscription Rights,” “Community Offering” and “Limitations on Common Stock Purchases.”

The offering period ends at 2:00 p.m., Eastern Time, on ________, 2011. We are then required to receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading. This may not occur for several weeks after ________, 2011. Your patience is appreciated.

Thank you for your order,

CARROLL BANCORP, INC.

Offering Category Descriptions:

SUBSCRIPTION OFFERING

1.	Depositors of Carroll Community Bank with aggregate account balances of at least $50 as of the close of business on January 31, 2010;

2.	Carroll Community Bank’s employee stock ownership plan;

3.	Depositors of Carroll Community Bank with aggregate account balances of at least $50 as of the close of business on _________, 2011;

4.	Depositors and borrowers of Carroll Community Bank as of the close of business on __________, 2011;

COMMUNITY OFFERING

5.	General Public – Residents of Carroll County and Howard County in Maryland;

6.	General Public – Other.

STOCK CERTIFICATE MAILING LETTER

[Carroll Bancorp, Inc. Letterhead]

Dear Stockholder:

I would like to welcome you as a stockholder of Carroll Bancorp, Inc. A total of ___________ shares were purchased by investors at $10.00 per share. Thank you for your investment and your confidence in our organization.

Your stock certificate is enclosed. We recommend that you keep it in a safe place, such as in a safety deposit box or deposited with a brokerage firm. Replacing a lost or destroyed stock certificate can be a costly and lengthy process.

Carefully review the certificate to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact Registrar and Transfer Company, our Transfer Agent:

on the web:

www.rtco.com

by mail:

Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

by phone:

(800) 368-5948

by email:

info@rtco.com

If the enclosed stock certificate must be forwarded to the Transfer Agent, we recommend that you deliver it using insured, registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive all stockholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest at the Carroll Community Bank’s statement savings rate of ___% per annum, calculated from the date your funds were processed until _________, 2011.

If your stock order was paid in full or in part by authorizing a withdrawal from a Carroll Community Bank savings or certificate of deposit account(s), the withdrawal was made on _____, 2011. Until then, interest was earned at your applicable deposit account rate, and the interest remains in your account.

Carroll Bancorp, Inc. common stock trades on the Over-the-Counter (“OTC”) Bulletin Board, under the symbol “____.” Should you wish to buy or sell Carroll Bancorp, Inc. shares in the future, please contact a brokerage firm or other firm offering investment services.

Thank you for sharing in our company’s future.

Sincerely,

Russell J. Grimes, Jr. President and Chief Executive Officer

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

Vote by mail using the enclosed envelope, or simply follow the telephone or Internet voting instructions on the Proxy Card.

You may receive a courtesy telephone call.

Please feel free to ask questions of our agent.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK DURING THE OFFERING.

THE CONVERSION CHANGES OUR FORM OF CORPORATE

ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO

BANK STAFF, MANAGEMENT OR YOUR DEPOSIT

ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)         -            ,

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you. You may receive a courtesy telephone call. Please feel free to ask questions of our agent.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION.

Your Board of Directors urges you to vote “FOR” the Plan.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK IN THE OFFERING, NOR

DOES IT AFFECT YOUR CARROLL COMMUNITY BANK

DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)         -            ,

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION.

In order to implement the Plan of Conversion,

we must obtain the approval of our depositors and borrowers.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877)         -            ,

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time

PG3

FINAL REMINDER PROXYGRAM

[Carroll Community Bank Letterhead]

(Depending on vote status and number of days until the special meeting, this can be mailed. It can be personalized, as shown - or a short, non-personalized version can print on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Carroll Community Bank Customer,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Conversion.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call our independent proxy solicitor firm, Phoenix Advisory Partners. A representative will record your vote by phone. This is the quickest way to cast your vote. You do not need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

( ) ____ - ____

DAYS/HOURS:

Monday - _____

____ a.m. to ___ p.m., Eastern Time

I appreciate your participation.

Sincerely,

Russell J. Grimes, Jr. President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

[This notice should be printed by Carroll Community Bank, and should be placed in the bank lobbies after the stock information center open. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk.]

HAVE YOU VOTED YET?

We would like to remind customers to vote on our Plan of Conversion.

•	The Plan will not result in changes to our staff or your account relationships with Carroll Community Bank.

•	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting

“FOR” the Plan of Conversion.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(877) ___-____ ,

from 10:00 a.m. to 4:00 p.m., Monday through Friday

Our Information Center is closed on weekends and bank holidays.

CARROLL COMMUNITY BANK [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES _________

__, 2011

We are conducting an offering of shares of our common stock

UP TO 448,500 SHARES

COMMON STOCK

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., ON _______ __, 2011

******************************

To obtain a Prospectus with respect to the stock offering,

call our Stock Information Center, toll-free, at 1-(877) ___-____,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on weekends and bank holidays.

A Prospectus may also be obtained by contacting ___________ at Carroll

Community Bank, at (        ) ___-____.

CARROLL BANCORP, INC. [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of commons stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (Optional)

[To encourage “late” voting through the proxy solicitor. Tear-off phone number slips can accompany this poster.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED A PROXY CARD IN ORDER TO VOTE.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION.

To Vote, call 1-___-___-____, Monday through _______, _____ a.m. to __ p.m., Eastern Time.

If you are unsure whether you voted already, please call. Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF CONVERSION.

THANK YOU!

CARROLL COMMUNITY BANK [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT VOTE REMINDER NOTICE - (Optional)

[Carroll Community Bank Logo]

You may have received a large white envelope containing Proxy Card(s) to be used to vote on our organization’s Plan of Conversion. If you received Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

Thank you very much!

BANK WEBSITE VOTE REMINDER NOTICE - (Optional)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT!

Our customers as of _______, 2011 recently received Proxy Card(s) to be used to cast votes regarding Carroll Community Bank’s Plan of Conversion.

If you received Proxy Cards, please vote by mail, telephone or Internet by following the simple instructions on the Proxy Card(s). We hope that you will vote “FOR” the Plan of Conversion. If you have questions about voting, please call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage customers to open offering/proxy packages will be used one time—right after the initial packages are mailed)

“Hello - This is Russell Grimes, President and CEO of Carroll Community Bank calling with a quick message. Within the next few days you will receive from us a package or packages asking you to vote on an item of importance to our bank and our valued customers. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number if you have questions. Next week, you may receive a phone call from one of our agents. Feel free to ask questions. Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Carroll Community Bank.”

You’re Invited!

You are cordially invited to an Informational Meeting to learn more about the offering of Carroll Bancorp, Inc. common

stock and the business of Carroll Community Bank.

Executive officers of Carroll Community Bank will present information and answer your questions.

DATE

TIME

PLACE

ADDRESS

FOR RESERVATIONS, PLEASE CALL:

Carroll Bancorp, Inc.

Stock Information Center,

toll-free at 1-(877) ___ - ____,

From 10:00 a.m. to 4:00 p.m., Eastern Time,

Monday through Friday, except bank holidays.

This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMMUNITY MEETING NEWSPAPER ADVERTISEMENT- (Optional)

CARROLL BANCORP, INC. [LOGO]

Proposed Holding Company for Carroll Community Bank

UP TO 448,500 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Carroll Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Carroll Bancorp, Inc., without commission, during the offering period.

You Are Cordially Invited….

To an informational meeting to learn about the offering of Carroll Bancorp, Inc. common stock and the business of Carroll Community Bank

[DATE]

_:00 p.m.

[Location]

[Street]

[City]

To make a reservation or to receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(877) ___-____,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME, ON _______, 2011.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

CARROLL BANCORP, INC. [LOGO]

Proposed Holding Company for Carroll Community Bank

UP TO 448,500 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Carroll Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Carroll Bancorp, Inc., without commission, during the offering period.

This offering expires at 2:00 p.m., on _______ __, 2011.

To receive a copy of the Prospectus and stock order form,

call our Stock Information Center, toll-free, at 1-(877) ___-____,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on weekends and bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions and Answers

About Our Conversion and Stock Offering

This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of Carroll Community Bank, our customers, and the communities we serve.

Q.	What is the conversion?

A.	Under our Plan of Conversion (the “Plan”), Carroll Community Bank will convert from a mutual (meaning no stockholders) organization to the stock form of organization through the sale of shares of Carroll Bancorp, Inc. common stock. Upon completion of the conversion, 100% of the common stock will be owned by stockholders, and Carroll Bancorp, Inc. will own Carroll Community Bank.

Q.	What are the reasons for the conversion and the offering?

A.	Our primary reasons for converting and raising additional capital through the offering are to: improve our overall capital and competitive position; provide a larger capital base for asset growth; support growth and diversification of operations, products and services to continue the transition of the Bank into a full-service commercial community bank; increase the Bank’s loans to one borrower limit; and to attract and retain key management personnel.

Q.	Is Carroll Community Bank considered “well-capitalized” for regulatory purposes?

A.	Yes. As of March 31, 2011, Carroll Community Bank was considered “well-capitalized” for regulatory purposes.

Q.	Will customers notice any change in Carroll Community Bank’s day-to-day activities as a result of the conversion and the offering?

A.	No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our Board of Directors, management and staff as a result of the conversion. Carroll Community Bank will continue to operate as an independent bank.

Q.	Will the conversion and offering affect customers’ deposit accounts or loans?

A.	No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval and non-objection, the Plan is also subject to the approval of our depositors and borrowers.

Q.	Why should I vote on the Plan of Conversion?

A.	Your vote “For” the Plan is extremely important. Each Carroll Community Bank depositor and borrower as of , 2011 received a Proxy Card attached to a Stock Order Form. These customers’ packages also include a Proxy Statement describing the Plan, which cannot be implemented without their approval.

Our Board of Directors believes that converting to the stock form of corporate structure will best support our future growth and expansion of services.

Voting does not require you to purchase common stock in the offering.

Q.	What happens if I don’t vote?

A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and the related stock offering.

Q.	How do I vote?

A.	Mark your vote, sign each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Q.	How many votes are available to me?

A.	Depositors are entitled to one vote for each $100 on deposit. In addition, each borrower will be entitled to one vote, in addition to votes he or she is entitled to as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.	If you had more than one deposit and/or loan account on , 2011, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.	The names reflect the title of your deposit and/or loan account. Proxy Cards for joint accounts require the signature of only one of the accountholders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	Carroll Bancorp, Inc. is offering for sale between 331,500 and 515,775 shares of common stock at $10.00 per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of Carroll Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority.

Priority #1—Depositors of Carroll Community Bank with aggregate account balances of at least $50 as of the close of business on January 31, 2010;

Priority #2—Our employee stock ownership plan;

Priority #3—Depositors of Carroll Community Bank with aggregate account balances of at least $50 as of the close of business on , 2011; and

Priority #4—Depositors and borrowers of Carroll Community Bank as of , 2011.

Shares not sold in the Subscription Offering may be offered for sale to the general public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Carroll County and Howard County in Maryland.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible subscriber?

A.	No…subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible accountholder(s). On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible accountholders’ subscription rights in the offering.
Q.	How may I buy shares during the Subscription and Community Offerings?

A.	Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is physically received (not postmarked) before the offering deadline. Delivery of a Stock Order Form may be made by mail using the Stock Order Reply Envelope provided, by overnight delivery to the indicated address on the Stock Order Form, or by hand-delivery to Carroll Community Bank’s main office, located at 1321 Liberty Road, Sykesville, Maryland. We will not accept Stock Order Forms at our Westminster branch. Please do not mail Stock Order Forms to Carroll Community Bank.

Q.	What is the deadline for purchasing shares?

A.	To purchase shares in the Subscription Offering or Community Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on , 2011. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, payable to Carroll Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Carroll Community Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)	By authorized deposit account withdrawal of funds from Carroll Community Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Carroll Community Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at the Carroll Community Bank statement savings rate from the day we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Carroll Community Bank deposit account(s), your funds will continue earning interest within the account, at the applicable deposit account rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person is 5% of the shares of common stock sold in the offering (16,575 shares, 19,500 shares, 22,425 shares and 25,788 shares, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range). Additionally, no person, together with associates or group of persons acting in concert, may purchase in all categories of the offering combined, more than 5% of the shares of common stock sold in the offering.

More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the Prospectus section entitled “The Conversion and Offering—Limitations on Common Stock Purchases”.

Q.	May I use my Carroll Community Bank individual retirement account (“IRA”) to purchase the shares?

A.	You may use funds currently held in retirement accounts with Carroll Community Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Carroll Community Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the , 2011 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	May I use a loan from Carroll Community Bank to pay for shares?

A.	No. Carroll Community Bank, by regulation, may not extend a loan for the purchase of Carroll Bancorp, Inc. common stock during the offering. Similarly, you may not use existing Carroll Community Bank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your executed Stock Order Form may not be modified, amended or rescinded without our consent, unless the offering is not completed by , 2011.

Q.	Are executive officers and directors of Carroll Community Bank planning to purchase stock?

A.	Yes! Executive officers and directors, together with their associates, are expected to subscribe for an aggregate of 75,050 shares ($750,500), or approximately 22.6% of the shares to be sold in the offering at the minimum of the offering range.
Q.	Will the stock be insured?

A.	No. Like any common stock, Carroll Bancorp, Inc.’s stock will not be insured.

Q.	Will dividends be paid on the stock?

A.	We do not anticipate paying a dividend in the forseeable future. The payment and amount of any dividend will depend upon a number of factors, including capital requirements, our financial condition and results of operation, tax considerations, statutory and regulatory limitations and general economic conditions. We cannot assure that we will pay dividends, or that, if paid, we will not reduce or eliminate dividends in the future.

Q.	How will Carroll Bancorp, Inc. shares trade?

A.	Upon completion of the conversion and offering, Carroll Bancorp, Inc.’s shares are expected to trade on the OTC Bulletin Board. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Carroll Bancorp, Inc. shares in the future.

Q.	If I purchase shares in the Carroll Bancorp, Inc. offering, when will I receive my stock certificate?

A.	Stock certificates will be mailed by Registrar and Transfer Company, our transfer agent, as soon as possible after completion of the stock offering. Although the shares of Carroll Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) - , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on weekends or bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.